Exhibit 99.1

Cellectar Announces 1-for-10 Reverse Stock Split

Madison, Wis. (July 13, 2018) – Cellectar Biosciences, Inc. (Nasdaq: CLRB), a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of targeted treatments for cancer, announces a 1-for-10 reverse split of its common stock, effective at the close of business today.

Stockholders approved the reverse stock split at Cellectar’s special meeting of stockholders held on July 12, 2018. On July 9, 2018, Cellectar’s Board of Directors approved the implementation of the reverse stock split and determined the appropriate reverse stock split to be a ratio of 1-for-10, subject to stockholder approval.

Shares of Cellectar’s common stock will trade on a post-split basis beginning on July 17, 2018. The Company’s ticker symbol, CLRB, will remain unchanged. The new CUSIP number for Cellectar’s common stock post-reverse split will be 15117F500.

At the effective time of the reverse stock split, every 10 shares of Cellectar’s issued and outstanding common stock will automatically be combined and converted into 1 issued and outstanding share of common stock without any change in the par value of the shares. This will reduce the outstanding common shares of Cellectar from approximately 18 million to approximately 1.8 million. Proportional adjustments will also be made to the shares issuable in connection with Cellectar’s outstanding stock options and warrants.

Proportionate voting rights and other rights of common stockholders will not be affected by the reverse stock split, other than as a result of the cashing out of fractional shares. Stockholders who would otherwise hold a fractional share will receive a cash payment in lieu of a fractional share. Please direct any questions you might have regarding the reverse split to your broker or the company’s stock transfer agent, American Stock Transfer & Trust Company, by calling (718) 921-8317.

About Cellectar Biosciences, Inc.

Cellectar Biosciences is focused on the discovery, development and commercialization of drugs for the treatment of cancer. The company plans to develop proprietary drugs independently and through research and development (R&D) collaborations. The core drug development strategy is to leverage our PDC platform to develop therapeutics that specifically target treatment to cancer cells. Through R&D collaborations, the company’s strategy is to generate near-term capital, supplement internal resources, gain access to novel molecules or payloads, accelerate product candidate development and broaden our proprietary and partnered product pipelines.

The company's lead PDC therapeutic, CLR 131, is in a Phase 1 clinical study in patients with relapsed or refractory (R/R) MM and a Phase 2 clinical study in R/R MM and a range of B-cell malignancies. The company is currently initiating a Phase 1 study with CLR 131 in pediatric solid tumors and lymphoma, and is planning a second Phase 1 study in combination with external beam radiation for head and neck cancer. The company’s product pipeline also includes two preclinical PDC chemotherapeutic programs (CLR 1700 and 1900) and partnered assets include PDCs from multiple R&D collaborations.

For more information please visit www.cellectar.com.

Forward-Looking Statement Disclaimer

This news release contains forward-looking statements. You can identify these statements by our use of words such as "may," "expect," "believe," "anticipate," "intend," "could," "estimate," "continue," "plans," or their negatives or cognates. These statements are only estimates and predictions and are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. These statements are based on our current beliefs and expectations as to such future outcomes. Drug discovery and development involve a high degree of risk. Factors that might cause such a material difference include, among others, uncertainties related to the ability to raise additional capital, uncertainties related to the ability to attract and retain partners for our technologies, the identification of lead compounds, the successful preclinical development thereof, the completion of clinical trials, the FDA review process and other government regulation, the volatile market for priority review vouchers, our pharmaceutical collaborators' ability to successfully develop and commercialize drug candidates, competition from other pharmaceutical companies, product pricing and third-party reimbursement. A complete description of risks and uncertainties related to our business is contained in our periodic reports filed with the Securities and Exchange Commission including our Form 10-K for the year ended December 31, 2017. These forward-looking statements are made only as of the date hereof, and we disclaim any obligation to update any such forward-looking statements.

CONTACT:

LHA Investor Relations

Miriam Weber Miller

212-838-3777

mmiller@lhai.com

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